FORM OF LETTER TO CLIENTS                                        EXHIBIT (A)(14)


                OFFER TO EXCHANGE EACH OUTSTANDING COMMON SHARE
                (INCLUDING THE ASSOCIATED SHARE PURCHASE RIGHTS)

                                       OF

                               SAFETY-KLEEN CORP.

                                      FOR


                          $18.00 NET PER SHARE IN CASH


                                      AND


                             $12.00 OF COMMON STOCK

                             (SUBJECT TO VARIATION)

                                       OF

                      LAIDLAW ENVIRONMENTAL SERVICES, INC.

THE LAIDLAW ENVIRONMENTAL OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FEBRUARY 13, 1998 UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE"). SHARES WHICH ARE TENDERED PURSUANT TO THE LAIDLAW ENVIRONMENTAL OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Our Clients:


     Enclosed for your consideration are the Amended Prospectus/Offer to Exchange dated January 27, 1998 (the "Amended Exchange Offer") and the revised (yellow) Letter of Transmittal (which, as amended from time to time, together constitute the "Laidlaw Environmental Offer") in connection with the offer by Laidlaw Environmental Services, Inc., a Delaware corporation ("Laidlaw Environmental"), to exchange $18.00 net in cash and that number of shares of common stock, par value $1.00 per share, of Laidlaw Environmental (the "Laidlaw Environmental Common Stock") equal to the Exchange Ratio (as defined in the Amended Exchange Offer) for each outstanding common share, par value $0.10 per share (each, a "Share" and collectively, the "Shares"), of Safety-Kleen Corp., a corporation incorporated under the laws of the State of Wisconsin ("Safety-Kleen"), including the associated common share purchase rights (each, a "Right" and collectively, the "Rights"), issued pursuant to the Rights Agreement between Safety-Kleen and First National Bank of Chicago, as Rights Agent, as amended by a First Amendment to Rights Agreement, dated as of August 10, 1990 and by a Second Amendment to Rights Agreement, dated as of November 20, 1997 (as so amended, the "Rights Agreement"), upon the terms and subject to the conditions set forth in the Laidlaw Environmental Offer. Shareholders will be required to tender one Right for each Share tendered in order to effect a valid tender of Shares, unless the Rights Plan Condition (as defined in the Amended Exchange Offer) has been satisfied or waived. Unless the Distribution Date (as defined in the Amended Exchange Offer) occurs, a tender of Shares will constitute a tender of the associated Rights.



     Shareholders whose certificates evidencing Shares and Rights ("Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other documents required by the Letter of Transmittal to the Depositary (as defined in the Letter of Transmittal) prior to the Expiration Date, or who cannot complete the procedure for delivery by book-entry transfer to the Depositary's account at the Book-Entry Transfer Facility (as defined in "The Laidlaw Environmental Offer -- Exchange of Shares; Delivery of Laidlaw Environmental Offer Consideration" in the Amended Exchange Offer) on a timely basis and who wish to tender their Shares (and Rights) must do so pursuant to the guaranteed delivery procedure described in "The Laidlaw Environmental
Offer -- Procedure for Tendering" in the Amended Exchange Offer. See Instruction 2 of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

     THIS MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES (AND RIGHTS, IF APPLICABLE) HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES (AND RIGHTS, IF APPLICABLE) HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES (AND RIGHTS, IF APPLICABLE) CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES (AND RIGHTS) HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares (and Rights) held by us for your account, upon the terms and subject to the conditions set forth in the Laidlaw Environmental Offer.

Please note the following:


          1. Laidlaw Environmental is offering to acquire each outstanding Share (and associated Right) in exchange for that number of shares of Laidlaw Environmental Common Stock equal to the Exchange Ratio (as defined in the Amended Exchange Offer) and the $18.00 per share in cash.


          2. The Laidlaw Environmental Offer is being made for all the outstanding Shares (and associated Rights).

          3. The Laidlaw Environmental Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on February 13, 1998, unless the Laidlaw Environmental Offer is extended.


          4. The Laidlaw Environmental Offer is conditioned upon, among other things, the Minimum Tender Condition, the Wisconsin Statutory Condition, the Laidlaw Environmental Stockholder Approval Condition, the Rights Plan Condition and the Regulatory Approval Condition (in each case as defined in the Amended Exchange Offer). See "The Laidlaw Environmental
     Offer -- Conditions of the Laidlaw Environmental Offer -- Minimum Tender Condition," "-- Laidlaw Environmental Stockholder Approval Condition,"
     "-- Wisconsin Statutory Condition," "-- Rights Plan Condition,"
     "-- Regulatory Approval Condition" and "-- Certain Other Conditions of the Laidlaw Environmental Offer" in the Amended Exchange Offer.


          5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, subject to Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Laidlaw Environmental Offer.


     The Laidlaw Environmental Offer is made solely by the Amended Exchange Offer and the Letters of Transmittal (yellow and blue) and any amendments thereto and is being made to all holders of Shares (and Rights). The Laidlaw Environmental Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares (and Rights) in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, Laidlaw Environmental may, in its sole discretion, take such action as it may deem necessary to make the Laidlaw Environmental Offer in any such jurisdiction and extend the Laidlaw Environmental Offer to holders of Shares (and Rights) in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Laidlaw Environmental Offer to be made by a licensed broker or dealer, the Laidlaw Environmental Offer shall be deemed to be made on behalf of Laidlaw Environmental by Bear, Stearns & Co. Inc. as Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.


     If you wish to have us tender any or all of your Shares (and Rights), please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares (and Rights), all such

Shares (and Rights) will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER SHARES (AND RIGHTS) ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE LAIDLAW ENVIRONMENTAL OFFER.

                        INSTRUCTIONS WITH RESPECT TO THE
                               OFFER TO EXCHANGE
                         EACH OUTSTANDING COMMON SHARE
                (INCLUDING THE ASSOCIATED SHARE PURCHASE RIGHTS)
                                       OF
                                SAFETY-KLEEN CORP.


     The undersigned acknowledge(s) receipt of your letter enclosing the Amended Prospectus/Offer to Exchange dated January 27, 1998 (the "Amended Exchange Offer") and the related Letter of Transmittal pursuant to an offer by Laidlaw Environmental Services, Inc., a Delaware corporation ("Laidlaw Environmental") and LES Acquisition, Inc., a Delaware corporation and an indirectly wholly-owned subsidiary of Laidlaw Environmental Services, Inc. (the "Purchasers"), to exchange $18.00 net in cash and that number of shares of common stock, par value $1.00 per share, of Laidlaw Environmental, equal to the Exchange Ratio (as such term is defined in the Amended Exchange Offer) for each outstanding common share, par value $0.10 per share (the "Shares"), of Safety-Kleen Corp., a Wisconsin corporation, and the associated Share Purchase Rights (the "Rights").


     This will instruct you to tender the number of Shares and Rights indicated below (or, if no number is indicated below, all Shares and Rights) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Amended Exchange Offer and in the related Letter of Transmittal furnished to the undersigned.

Number of Shares (and Rights) to be Tendered:                     SIGN HERE

                   Shares (and Rights)*          -------------------------------------------
-------------------
                                                 -------------------------------------------
 Account No.                                                     SIGNATURE(S)
            --------------------


 Dated                   , 1998                  -------------------------------------------
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                                                 -------------------------------------------
                                                          PLEASE TYPE OR PRINT NAME(S)

                                                 -------------------------------------------

                                                 -------------------------------------------
                                                                  ADDRESS

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                                                 -------------------------------------------
                                                       AREA CODE AND TELEPHONE NUMBER

                                                 -------------------------------------------
                                                 TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER


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* Unless otherwise indicated, it will be assumed that all of your Shares (and
  Rights) held by us for your account are to be tendered.